UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2021

SONOCO PRODUCTS COMPANY
 Commission File No. 001-11261

Incorporated under the laws	I.R.S. Employer Identification
of South Carolina	No. 57-0248420
1 N. Second St.
Hartsville, South Carolina 29550
Telephone: 843/383-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
No par value common stock	SON	New York Stock Exchange, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2021, the Executive Compensation Committee of Sonoco’s Board of Directors (the "Committee") approved the following equity awards, effective February 10, 2021, under the Sonoco Products Company 2019 Omnibus Incentive Plan:

Name	Performance Contingent Restricted Stock Unit Awards			Restricted Stock Units
	Threshold	Target	Maximum
R. H. Coker	21,448	42,896	85,792	27,711
J. C. Albrecht	8,177	16,354	32,708	10,565
R. D. Fuller	8,848	17,695	35,390	11,431
J. M. Florence	4,558	9,116	18,232	5,889
J. A. Harrell	2,413	4,826	9,652	3,118
J. S. Tomaszewski	2,413	4,826	9,652	3,118
R. C. Tiede[1]	—	—	—	—

All other officers	8,148	16,295	32,590	10,888
¹ R.C. Tiede did not receive awards due to his retirement effective February 29, 2020.
Performance Contingent Restricted Stock Unit Awards
The material terms and conditions of the 2021 grants of performance contingent restricted stock units (“PCSUs”) are as follows:

Grant Features

Grant Date:	February 10, 2021

Plan Structure:	3-year performance plan

Performance Cycle:	January 1, 2021 through December 31, 2023

Payout:	Goals will be established for three levels of performance: acceptable, superior and outstanding.
•200% of target shares vest if outstanding (maximum) performance is achieved after three years
•100% of target shares vest if superior (target) performance is achieved after three years
•50% of target shares vest if acceptable (threshold) performance is achieved after three years
•If performance levels fall below threshold achievement, participants forfeit awards for that performance period.

Measures:	Return on Invested Capital (ROIC)	50% weighting
	Three-year Cumulative Growth in Adjusted Base Earnings Per Share (BEPS)	50% weighting

Clawback Policy:
It is Sonoco’s policy that, if Sonoco is required to restate its financial results because of its material noncompliance with any financial reporting requirement under the securities laws, Sonoco’s Executive Compensation Committee will review all awards or payments of any form of bonus or incentive-based compensation made to current and former executive officers of Sonoco within the three-year period immediately preceding the date on which Sonoco is required to prepare the restatement. If the Committee determines that any such bonus and incentive awards or payments were based on erroneous data and would have been lower had they been calculated based on the restated results, the Committee will review the facts and circumstances of such actions and, to the extent permitted by applicable law, may seek to recover for the benefit of Sonoco the difference between the amounts awarded or paid and the amounts that would have been awarded or paid based on the restated results. The Committee has sole discretion to determine whether, and the extent to which, to require any such repayment and to determine the form and timing of the repayment, which may include repayment by the executive officer or an adjustment to the payout of a future incentive. These remedies would be in addition to, and not in lieu of, any penalties imposed by law enforcement agencies, regulators or other authorities.
                                                                                        For purposes of this policy, “executive officers” include all persons designated by the Board of Directors as Section 16 reporting officers.

Other Award Provisions

Dividends and Stock Splits:	Dividend equivalents will not be credited to unvested PCSUs. The number of PCSUs will be adjusted for stock dividends and stock splits and other corporate events set forth in Section 11.2 of the 2019 Omnibus Incentive Plan.

Termination of Employment:	Except as provided below, no PCSUs will vest if an individual is not employed by Sonoco at the end of the performance period (December 31, 2023).

In the event of involuntary termination, for reasons other than due to death, disability or retirement (defined as age 60 or older and a minimum of 5 years of service), the participant will forfeit all unvested PCSUs. If the participant terminates due to death, disability, or retirement during the three-year performance period, the participant will be entitled to a settlement of any PCSUs that would otherwise vest at the end of the three-year performance period on a prorated basis equal to the time employed during the performance period. Participants who leave the company for other reasons will forfeit all awards. Any vested PCSUs that were not subject to a deferral election will be settled at the regular time.

Sale, Divestitures and/or acquisition:	The impact of corporate transactions such as acquisitions and divestitures will be evaluated by the Compensation Committee to ensure the plan payouts correlate to the effort and results of the business and are consistent with the original intent of the performance goals. Any adjustments are not intended to modify the potential payouts.
For divestitures, any adjustments proposed by the Committee are not intended to modify the potential payouts but to ensure that any divestitures do not negatively impact the results of the incentive plan and the Committee could determine it necessary to update performance results to account for the impact of divesting business.
For acquisitions, not precluding other adjustments by the Compensation Committee, the ROIC goals will be adjusted down for every dollar of capital investment made in acquisitions at an effective rate of .15% for every $100 million of acquisition investment multiplied by the percent of time remaining in the three-year performance cycle as of the date of the acquisition.

Change in Control:	Upon consummation of a Change in Control that meets the criteria of Internal Revenue Code (“IRC”) Section 409A and the regulations thereunder, all unvested PCSUs will vest at Target on a prorata basis if the Change in Control occurs during the 3-year Performance Period. A lump sum payment equal to the aggregate Fair Market Value of the PCSU (using the weighted average stock price on the last trading day immediately preceding the Change in Control) will be issued to the participant, within 30 days following the Change in Control unless the PCSUs were subject to a deferral election. In such event, payment of the PCSUs will be paid out at the earliest date permitted under Code section 409A (and in accordance with any deferral elections previously made).

Extraordinary Items and/or Unusual or Non-recurring charges:	The Compensation Committee may find it necessary to adjust performance results to include or exclude one or more components of any performance measure such as restructuring or impairment charges, foreign exchange, debt refinancing costs, extraordinary or noncash items, unusual, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles. Any adjustments proposed by the Committee are not intended to modify the potential payouts but to ensure that extraordinary or non-recurring events do not negatively or positively impact the results of the incentive plan, in an unintended manner.

Miscellaneous
•Officers may elect to defer receipt of shares from vested PCSUs until six months following separation from service, subject to the requirements of Section 409A of the Code.
•Non-officers may not elect to defer receipt of vested PCSUs.
•Tax withholding may be paid by the recipient in cash or by having shares withheld from the award settlement.
•PCSUs do not have voting rights.
•All PCSUs issued under this program are subject to all terms and conditions of the shareholder approved 2019 Omnibus Incentive Plan.

Restricted Stock Units
Restricted stock units (“RSUs”) provide executive officers and other key management employees the right to receive full-value shares of the Company’s common stock on the date that the awards vest at no cost to the employee. The material terms and conditions are as follows:

Grant Features

Grant Date:	February 10, 2021

RSU Price:	Fair Market Value on February 10, 2021 (Closing price on New York Stock Exchange)

Vesting:	33% vesting on February 10, 2022, 33% vesting on February 10, 2023, and 34% vesting on February 10, 2024.

Termination of Employment:
Unvested RSUs are cancelled upon termination of employment, except in the case of death, disability, retirement (defined as age 60 or older and a minimum of 5 years of service) or involuntary (or good reason) termination within two years of a Change in Control that meets the criteria of Internal Revenue Code (“IRC”) Section 409A and the regulations thereunder. In cases of death, disability, or involuntary (or good reason) termination within two years of a Change in Control that meets the criteria of Internal Revenue Code (“IRC”) Section 409A and the regulations thereunder, unvested RSUs will immediately vest upon the date of termination. If the participant leaves for retirement (defined as age 60 or older and a minimum of 5 years of service) during the vesting period, the participant will be entitled to a settlement of any RSUs that would otherwise vest on a prorated basis equal to the time employed.

Clawback Policy
It is Sonoco’s policy that, if Sonoco is required to restate its financial results because of its material noncompliance with any financial reporting requirement under the securities laws, Sonoco’s Executive Compensation Committee will review all awards or payments of any form of bonus or incentive-based compensation made to current and former executive officers of Sonoco within the three-year period immediately preceding the date on which Sonoco is required to prepare the restatement. If the Committee determines that any such bonus and incentive awards or payments were based on erroneous data and would have been lower had they been calculated based on the restated results, the Committee will review the facts and circumstances of such actions and, to the extent permitted by applicable law, may seek to recover for the benefit of Sonoco the difference between the amounts awarded or paid and the amounts that would have been awarded or paid based on the restated results. The Committee has sole discretion to determine whether, and the extent to which, to require any such repayment and to determine the form and timing of the repayment, which may include repayment by the executive officer or an adjustment to the payout of a future incentive. These remedies would be in addition to, and not in lieu of, any penalties imposed by law enforcement agencies, regulators or other authorities.
                                                                                        For purposes of this policy, “executive officers” include all persons designated by the Board of Directors as Section 16 reporting officers.

Grant Features

Dividends and Stock Splits:	Dividend equivalents will not be credited to unvested RSUs. The number of RSUs will be adjusted for stock dividends and stock splits and other corporate events set forth in Section 11.2 of the 2019 Omnibus Incentive Plan.
Miscellaneous
•Officers may elect to defer receipt of shares from vested RSUs until six months following separation from service, subject to the requirements of Section 409A of the Code.
•Non-officers may not elect to defer receipt of vested RSUs.
•Tax withholding may be paid by the recipient in cash or by having shares withheld from the award settlement.
•RSUs do not have voting rights.
•All RSUs issued under this program are subject to all terms and conditions of the shareholder approved 2019 Omnibus Incentive Plan.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOCO PRODUCTS COMPANY

Date: February 11, 2021	By:	/s/ Julie C. Albrecht
Julie C. Albrecht
Vice President and Chief Financial Officer